UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2026
Evolv Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(781) 374-8100
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2026, the Board of Directors (the “Board”) of Evolv Technologies Holdings, Inc. (the “Company”) appointed Jason Blessing, age 55, to the Board, effective November 6, 2026, to serve as a Class III director until the Company’s 2027 annual meeting of stockholders.
The Board also appointed Mr. Blessing to the Audit Committee and the Nominating and Corporate Governance Committee. In approving the appointment, the Board concluded that Mr. Blessing satisfies the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the applicable rules of The Nasdaq Stock Market LLC, including the requirements applicable to audit committee membership. The Board also determined that Mr. Blessing is an “audit committee financial expert” as that term is defined by applicable Securities and Exchange Commission regulations. There are no arrangements or understandings between Mr. Blessing and any other person pursuant to which Mr. Blessing was selected as a director, and there are no related-party transactions involving Mr. Blessing that would require disclosure under Item 404(a) of Regulation S-K. Mr. Blessing will be eligible to receive compensation as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy, as amended.
Jason Blessing has a strong track record as an executive and operator with more than 30 years of experience, including service as a public company chief executive officer and director. Mr. Blessing currently serves as Executive Chair of Mosai and as a director of eClinical Solutions and Parsec Automation, both privately held software companies, and as an advisor to the CEO of AptEdge. His experience includes leading go-to-market, product and technology organizations. From May 2018 to September 2024, Mr. Blessing served as President and Chief Executive Officer of Model N, Inc. (formerly NYSE: MODN), and served as a director of Model N from May 2018 until August 2026. From January 2013 to December 2017, Mr. Blessing served as President, Chief Executive Officer and a director of Plex Systems, now part of Rockwell Automation. Mr. Blessing previously held executive roles at Taleo, Oracle and PeopleSoft and began his career in the management consulting practice of Price Waterhouse. Mr. Blessing holds a B.A. from the University of Michigan.
Item 7.01    Regulation FD Disclosure.
On November 9, 2026, the Company issued a press release announcing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained under Item 7.01 of this Current Report on Form 8-K, (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: November 6, 2026	By:	/s/ John Kedzierski
	Name:	John Kedzierski
	Title:	Chief Executive Officer